RULE PROVISION NOTICE

Ticker Symbol:              RMIF
Description of Securities:  LHA Risk-Managed Income ETF
Issuer:                     ETF Series Solutions
Exchange:                   Cboe BZX Exchange, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, Cboe BZX Exchange, Inc. hereby notifies the Securities and Exchange Commission of the removal from listing and registration of the above-referenced class of securities, pursuant to Rule 12d2-2(a)(2) under the Securities Exchange Act of 1934. This removal from listing and registration is voluntary.

Suspension Date:            July 28, 2026
Delisting Effective Date:   July 28, 2026
Liquidation Date:           July 28, 2026

Trading in the above-referenced class of securities was suspended on Cboe BZX Exchange, Inc. effective July 28, 2026. The class of securities was removed from listing and registration on Cboe BZX
Exchange, Inc. effective July 28, 2026, and was liquidated (redeemed or paid at maturity or retirement) effective July 28, 2026.